EXHIBIT 10.11






                           PURCHASE AND SALE CONTRACT
                                    BETWEEN
                     UNITED INVESTORS INCOME PROPERTIES II
                                   AS SELLER
                                      AND
                              DEG OF VIRGINIA, LLC
                                  AS PURCHASER
                               TABLE OF CONTENTS
                                                                         Page
ARTICLE 1 DEFINED TERMS                                                    1
ARTICLE 2 PURCHASE AND SALE OF PROPERTY                                    3
ARTICLE 3 PURCHASE PRICE & DEPOSIT                                         4
ARTICLE 5 FEASBILITY PERIOD                                                5
ARTICLE 6 TITLE                                                            7
ARTICLE 7 CLOSING                                                          10
ARTICLE 8 REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AND PURCHASER
                                                                           15
ARTICLE 9  CONDITIONS PRECEDENT TO CLOSING                                 19
ARTICLE 10 BROKERAGE                                                       20
ARTICLE 11 POSSESSION                                                      20
ARTICLE 12 DEFAULTS AND REMEDIES                                           20
ARTICLE 13 RISK OF LOSS OR CASUALTY                                        21
ARTICLE 14 RATIFICATION                                                    22
ARTICLE 15 EMINENT DOMAIN                                                  22
ARTICLE 16 MISCELLANEOUS                                                   22

                           PURCHASE AND SALE CONTRACT

THIS PURCHASE AND SALE CONTRACT ("Purchase Contract") is entered into as of the ____ day of _______, 1999 (the "Effective Date") by and among United Investors Income Properties II, a Missouri limited partnership, having a principal address at 1873 South Bellaire Street, 17th Floor, Denver, Colorado 80222 ("Seller") and DEG of Virginia, LLC, a Virginia limited liability company, having a principal address at 300 East River Drive, East Hartford, Connecticut 06108 ("Purchaser").

     NOW, THEREFORE WITNESSETH: That for and in consideration of mutual covenants and agreements herein after set forth, Seller and Purchaser hereby agree as follows:

                                    RECITALS

R-1. Seller holds legal title to a parcel of real estate more particularly described in Exhibit A attached hereto and made a part hereof located in the City of Chesapeake, Virginia on each of which improvements have been constructed.
R-2. Purchaser desires to purchase and Seller has agreed to sell such land, improvements and certain associated property, defined below as the "Property" on the terms and conditions set forth below, (which terms and conditions shall control in the event of any conflict with these Recitals), such that on the Closing Date as defined in this Purchase Contract the Property will be conveyed by special warranty or equivalent deed to DEG of Virginia, LLC;
R-3. Purchaser has agreed to pay to Seller the Purchase Price for the Property, and Seller has agreed to sell the Property to Purchaser on the terms and conditions set forth below.
R-4. Purchaser, subject to the conditions, representations, warranties and covenants set forth in this Purchase Contract and does hereby agree to consummate the transactions contemplated by this Purchase Contract as set forth below.
                                   ARTICLE 1
                                 DEFINED TERMS

1.1 Terms with initial capital letters in this Purchase Contract shall have the meanings set forth in this Article 1 below.
1.1.1 "BUSINESS DAY" means any day other than a Saturday or Sunday or Federal holiday or legal holiday in the State of Virginia.
1.1.2 "CLOSING" means the consummation of the purchase and sale and related transactions contemplated by this Purchase Contract in accordance with the terms and conditions of this Purchase Contract.
1.1.3 "CLOSING DATE" means the date on which date the Closing of the conveyance of the Property is required to be held under the terms and conditions of this Purchase Contract and on which date full payment of the Purchase Price for the Property shall have been paid to and received by Seller in immediately available U.S. funds.
1.1.4 "COMMERCIAL LEASE(S)" means the interest of Seller in and to all leases, more particularly described on Exhibit 1.1.4 attached hereto.
1.1.5 "PURCHASE CONTRACT" means this Purchase and Sale Purchase Contract by and between Seller and Purchaser.
1.1.6 "EXCLUDED PERMITS" means those Permits which, under applicable law, are nontransferable and designated as Excluded Permits on Exhibit 1.1.6, if any, attached hereto.
1.1.7 "FIXTURES AND TANGIBLE PERSONAL PROPERTY" means all fixtures, furniture, furnishings, fittings, equipment, machinery, apparatus, appliances and other articles of personal property now located on the Land or in the Improvements as of the date of this Purchase Contract and used or usable in connection with any present or future occupation or operation of all or any part of the Property. The term "Fixtures and Tangible Personal Property" does not include property owned or leased by Tenants under the Commercial Leases and the property and equipment, if any, expressly identified in Exhibit 1.1.7.
1.1.8 "LAND" means all of that certain tract of land located in the City of Chesapeake, Virginia, commonly known as Keebler Distribution Building, 1242 Executive Boulevard, Chesapeake, Virginia, more particularly described in
     Exhibit 1.1.8 attached hereto and made a part hereof and all rights, privileges and appurtenances pertaining thereto.
1.1.9 "PROPERTY" means the Land and Improvements described in the Recitals and all rights of Seller relating to the Land and the Improvements, including without limitation, any rights, title and interest of Seller, if any, in and to (i) any strips and gores adjacent to the Land and any land lying in the bed of any street, road, or avenue opened or proposed, in front of or adjoining the Land, to the center line thereof; (ii) any unpaid award for any taking by condemnation or any damage to the Property by reason of a change of grade of any street or highway; (iii) all of the easements, rights, privileges, and appurtenances belonging or in any way appertaining to the Property; together with all Fixtures and Tangible Personal Property, the right, if any and only to the extent transferable, of Seller in and to Property Contracts and Commercial Leases, Permits other than Excluded Permits, and the Miscellaneous Property Assets owned by Seller which are located on the Property and used in its operation.
1.1.10 "PROPERTY CONTRACTS" means all purchase orders, maintenance, service, or utility contracts and similar contracts more particular described on
     Exhibit 1.1.11 attached hereto.
1.1.11 "IMPROVEMENTS" means all buildings and improvements, located on the Land.
1.1.12 "MISCELLANEOUS PROPERTY ASSETS" means all contract rights, leases, concessions, warranties, plans, drawings and other items of intangible personal property relating to the ownership or operation of the Property and owned by Seller, excluding, however, (i) receivables, (ii) cash or other funds, whether in petty cash or house "banks," or on deposit in bank accounts or in transit for deposit, (iii) refunds, rebates or other claims, or any interest thereon, for periods or events occurring prior to the Closing Date, (iv) utility and similar deposits, (v) insurance or other prepaid items or (vi) books and records, except to the extent that Seller receives a credit on the Closing Statement for any such item.
1.1.13 "PERMITS" means all licenses and permits granted by governmental authorities having jurisdiction over the Property in respect of the matter to which the applicable license or permit applies and owned by Seller or used in or relating to the ownership, occupancy or operation of the Property or any part thereof.
1.1.14 "PERMITTED EXCEPTIONS" means those exceptions or conditions approved in writing by Purchaser and permitted to encumber the title to the Property in accordance with the provisions of Section 5.2.
1.1.15 "PURCHASE PRICE" means the total consideration to be paid by Purchaser to Seller for the purchase of the Property.
1.1.16    "SURVEY" shall have the meaning ascribed thereto in Section 5.9.
1.1.17    "TENANT" means the Tenant identified in the Commercial Lease.
1.1.18 "TITLE COMMITMENT" or "Title Commitments" shall have the meaning ascribed thereto in Section 5.1.
1.1.19    "TITLE INSURER" shall have the meaning set forth in Section 5.1.

                                   ARTICLE 2
                         PURCHASE AND SALE OF PROPERTY

2.1 Seller agrees to sell and convey the Property to Purchaser and Purchaser agrees to purchase the Property from Seller, in accordance with the terms and conditions set forth in this Purchase Contract.

                                   ARTICLE 3
                            PURCHASE PRICE & DEPOSIT

3.1 The total purchase price ("Purchase Price") for the Property shall be One Million Five Hundred Fifty Thousand Dollars ($1,550,000.00), which shall be paid by Purchaser, as follows:
3.1.1 On the date hereof, Purchaser shall deliver to Fidelity National Title Insurance Company ("Escrow Agent" or the "Title Company") a deposit in the sum of Twenty-Five Thousand Dollars ($25,000.00) in cash, which sum shall be increased at the time of expiration of the Feasibility Period (defined below) at which time Purchaser shall tender an additional sum of Twenty-Five Thousand Dollars ($25,000.00) in cash, such that the total deposit at the time of expiration of the Feasibility Period shall equal Fifty Thousand Dollars ($ 50,000.00) (such sums being hereinafter collectively referred to
     and held as the "Deposit").   Purchaser shall also deliver a quitclaim deed
     to the Escrow Agent in the form attached as Exhibit 3.1.1. Purchaser and Seller each approve the form of Escrow Agreement attached as Exhibit B.
3.1.2 The Escrow Agent shall hold the Deposit and make delivery of the Deposit to the party entitled thereto under the terms hereof. Escrow Agent shall invest the Deposit in such short-term, high-grade securities, interest-bearing bank accounts, money market funds or accounts, bank certificates of deposit or bank repurchase agreements as Escrow Agent, in its discretion, deems suitable, (provided that Escrow Agent shall invest the Deposit as jointly directed by Seller and Purchaser should Seller and Purchaser each in their respective sole discretion determine to issue such joint investment instructions to the Escrow Agent) and all interest and income thereon shall become part of the Deposit and shall be remitted to the party entitled to the Deposit, as set forth below.
3.1.3 If the sale of the Property is closed by the date fixed therefor (or any extension date provided for by the mutual written consent of the parties hereto, given or withheld in their respective sole discretion), monies held as the Deposit shall be applied (and paid over to the Seller) on the Date of Closing. If the sale of the Property is not closed by the date fixed therefor (or any such extension date) owing to failure of satisfaction of a condition precedent to Purchaser's obligations, the Deposit shall be returned and refunded to Purchaser, and neither party shall have any further liability hereunder, subject to and except for Purchaser's liability under Section 4.3.
3.1.4. If the sale of the Property is not closed by the date fixed therefor (or any such extension date) owing to failure of performance by Seller, Purchaser shall be entitled to the remedies set forth in ARTICLE 11 hereof. If the sale of the Property is not closed by the date fixed therefor (or any such extension date) owing to failure of performance by Purchaser, the Deposit shall be forfeited by Purchaser and the sum thereof shall go to Seller forthwith as liquidated damages for the lost opportunity costs and transaction expenses incurred by Seller, as more fully set forth in ARTICLE 11 below.
                                   ARTICLE 4
                               FEASBILITY PERIOD

4.1 The "Feasibility Period" shall consist of Thirty-Six (36) calendar days following the Effective Date. Subject to the terms of section 4.3 below, for Twenty-One (21) calendar days following the Effective Date Purchaser, and its agents, contractors, engineers, surveyors, attorneys, and employees ("Consultants") shall have the right from time to time to enter onto the
     Property:

4.1.1 To conduct and make any and all customary studies, tests, examinations and inspections, or investigations of or concerning the Property (including without limitation, engineering and feasibility studies, evaluation of drainage and flood plain, soil tests for bearing capacity and percolation and surveys, including topographical surveys).
4.1.2 To confirm any and all matters which Purchaser may reasonably desire to confirm with respect to the Property.
4.1.3 To ascertain and confirm the suitability of the property for Purchaser's intended use of the Property.
4.1.4 In addition to the Twenty-One (21) calendar days provided above, Purchaser shall have an additional Fifteen (15) calendar days to complete an environmental inspection and evaluation of the Property, and to obtain the Title Commitment (as hereinafter defined) and the survey (as hereinafter defined), all of which shall be in a form and substance acceptable to Purchaser.
4.2 Should Purchaser elect not to proceed with this transaction by reason of the above inspections, or for no reason whatsoever, then Purchaser shall, in its sole discretion, have the right to terminate this Purchase Contract by giving written Notice to that effect to Seller and Escrow Agent on or before 5:00 p.m. EST on the date of expiration of the Feasibility Period. If Purchaser exercises such right to terminate, this Purchase Contract shall terminate and be of no further force and effect, subject to and except for Purchaser's liability under Section 4.3, and Escrow Agent shall forthwith deliver the Quitclaim Deed of all of Purchaser's right and interest in the Property to Seller, and then promptly return the Deposit to Purchaser. If Purchaser fails to provide Seller with written Notice of cancellation prior to the end of the Feasibility Period in strict accordance with the Notice provisions of this Purchase Contract, this Purchase Contract shall remain in full force and effect, the Deposit shall be non-refundable subject to the provisions of section 12.2 hereof and Purchaser's obligation to purchase the Property shall be non-contingent and unconditional except only for satisfaction of the conditions expressly stated in this ARTICLE 4 and in ARTICLE 8.
4.3 Purchaser shall indemnify and hold Seller harmless for any actions taken by Purchaser and its Consultants on the Property. Purchaser shall indemnify, defend (with attorneys selected by Seller) and hold Seller harmless from any and all claims, damages, costs and liability which may arise due to such entries, surveys, tests, investigations and the like. Seller shall have the right, without limitation, to disapprove any and all entries, surveys, tests, investigations and the like that in their reasonable judgment could result in any injury to the Property or breach of any agreement, or expose Seller to any liability, costs, liens or violations of applicable law, or otherwise adversely affect the Property or Seller's interest therein. No consent by the Seller to any such activity shall be deemed to constitute a waiver by Seller or assumption of liability or risk by Seller. Purchaser hereby agrees to restore the Property to the same condition existing immediately prior to Purchaser's exercise of its rights pursuant to this ARTICLE 4 at Purchaser's sole cost and expense. Purchaser shall maintain casualty insurance and comprehensive public liability insurance with broad form contractual and personal injury liability endorsements with respect to the Property and Purchaser's activities carried on therein, in amounts (including deductible amounts) and with such insurance carriers as shall be approved by Seller and naming Seller and its affiliates as Loss Payees or Additional Insureds (at the option of Seller). Such liability insurance shall provide coverages of not less than $1,000,000.00 for injury or death to any one person and $3,000,000.00 for injury or death to more than one person and $500,000.00 with respect to property damage, by water or otherwise). The provisions of this Section shall survive the Closing or termination of this Purchase Contract.
4.4 Purchaser shall not permit any mechanic's or materialman's liens or any other liens to attach to the Property by reason of the performance of any work or the purchase of any materials by Purchaser or any other party in connection with any studies or tests conducted by or for Purchaser. Purchaser shall give notice to Seller a reasonable time prior to entry onto the Property and shall permit Seller to have a representative present during all investigations and inspections conducted with respect to the Property. Purchaser shall take all reasonable actions and implement all protections necessary to ensure that all actions taken in connection with the investigations and inspections of the Property, and all equipment, materials and substances generated, used or brought onto the Property pose no material threat to the safety of persons or the environment and cause no damage to the Property or other property of Seller or other persons. All information made available by Seller to Purchaser in accordance with this Purchase Contract or obtained by Purchaser in the course of its investigations shall be treated as confidential information by Purchaser, and, prior to the purchase of the Property by Purchaser, Purchaser shall use its best efforts to prevent its agents and employees from divulging such information to any unrelated third parties except as reasonably necessary to third parties engaged by Purchaser for the limited purpose of analyzing and investigating such information for the purpose of consummating the transaction contemplated by this Purchase Contract, including Purchaser's attorneys and representatives, prospective lenders and engineers.
4.5 The following instruments and items of information, to the extent in Seller's or its agents' possession, shall be delivered by Seller to Purchaser within seven (7) days after the Effective Date hereof: (i) copy of the Commercial Lease, together with all modifications, amendments or supplements thereto, (ii) copies of all as-built plans and specifications for the Improvements, (iii) all reports covering underground soil and water conditions at the Property, (iv) copies of all Permits, (v) copies of all Property Contracts, (vi) copies of the most recent real estate and personal property tax bills as to the Property, (vii) an inventory of all Fixtures and Tangible Personal Property located upon or within the Property, and
     (viii) income statements for the most recent fiscal year of the Property and an income statement for the period beginning at the end of the most recent fiscal year and ending March 31, 1999.
     4.5.1  Seller covenants and agrees that it shall give Purchaser and to
     Purchaser's    counsel, accountants and other representatives full access
     during normal business   hours to the Property and allow Purchaser to may
     make an appointment to review      the books and records of Seller with
     respect   to the property, located in Greenville,      South Carolina, and
     shall furnish to Purchaser all information concerning the   Property in the
     possession of Seller or its agents that Purchaser may reasonably request.

                                   ARTICLE 5
                                     TITLE

5.1 Purchaser shall promptly secure a commitment for title insurance for the Property in an amount equal to the Purchase Price ("Title Commitment,") issued by a title insurance company which is licensed to do business in the jurisdiction in which the Property is located ("Title Insurer") for an owner's title insurance policy on the most recent standard American Land Title Association ("ALTA") Policy form, together with legible copies of all instruments identified as exceptions therein. Purchaser agrees that it shall be solely responsible for payment of all costs relating to procurement of the Title Commitment and any Owner's or Lender's title policies.
5.2 Purchaser agrees to accept title to the Land and Improvements, so long as the same is insurable at ordinary rates and any conveyance by special warranty or equivalent deed pursuant to this Purchase Contract shall be subject to the following, acceptable to Purchaser in its sole discretion, all of which shall be deemed "Permitted Exceptions" and Purchaser agrees to accept the deed and title subject thereto:
5.2.1     All exceptions, acceptable to Purchaser, shown in the Title
     Commitment; and
5.2.2     All Commercial Leases; and
5.2.3 All Property Contracts and any other existing contracts created in the ordinary course of business by Seller, which are approved by Purchaser; and
5.2.4     Real estate and property taxes to the extent not due and payable; and
5.3 The existence of other mortgages, liens, or encumbrances affecting the title shall not be objections to title, provided that properly executed instruments in recordable form necessary to satisfy and remove the same of record are delivered to the Purchaser at Closing or, in the alternative, with respect to any mortgage or deed of trust liens, that payoff letters from the holder of the mortgage or deed of trust liens shall have been delivered to and accepted by the Title Insurer (sufficient to remove the same from the policy issued at Closing), together in either case, with recording and/or filing fees.
5.4 Unpaid liens for taxes, charges, and assessments shall not be objections to title, but the amount thereof plus interest and penalties thereon shall be deducted from the Purchase Price to be paid for the applicable Property hereunder and allowed to Purchaser, subject to the provisions for apportionment of taxes and charges contained herein.
5.5 If, within the Feasibility Period, the state of title or any exception thereto, or any matter disclosed by the Survey is unacceptable to Purchaser, in its sole discretion, Purchaser shall provide Seller with written Notice thereof prior to the expiration of the Feasibility Period, or such title objection or unfulfilled condition shall be deemed waived by Purchaser in which case Purchaser and Seller shall proceed to consummate the Closing on the Closing Date. If Purchaser timely gives Seller such Notice, Seller at its sole option and within Seven (7) calendar days following receipt of such Notice may elect to cure such objection. Should Seller be able to cure such title objection or condition by the Closing Date, or should Purchaser waive such objection or condition within such period for cure, then the Closing shall take place by the Closing Date as set forth in Section 6.1.1 hereof.
5.6 If during the period of cure Seller is unable or unwilling, in its sole discretion or opinion, to eliminate such title objection or cause a title insurance company to insure over such matter or satisfy such unfulfilled condition, Seller shall give Purchaser written Notice thereof, and if Purchaser does not waive such objection by written Notice delivered to Seller and the title company issuing the Title Commitment on or before Seven (7) calendar days following the date Seller gives such Notice, then this Purchase Contract shall automatically terminate, in which event Purchaser shall release and quitclaim all of Purchaser's right and interest in such Property to Seller, and the parties hereto shall have no further obligations to each other.
5.7 Seller covenants that it will not voluntarily create or cause any lien or encumbrance (other than Commercial Leases and Property Contracts made in the ordinary course of business), and with the prior written consent of Purchaser, to attach to the Property between the date of this Purchase Contract and the Closing Date; any such monetary lien or encumbrance so attaching by voluntary act of Seller shall be discharged by the Seller at or prior to Closing on the Closing Date or any postponed Closing Date. Except as expressly provided above, Seller shall not be required to undertake efforts to remove any other lien, encumbrance, security interest, exception, objection or other matter, to make any expenditure of money or institute litigation or any other judicial or administrative proceeding and Seller may elect not to discharge the same.
5.8 Anything to the contrary notwithstanding, Purchaser shall not have any right to terminate this Purchase Contract or object to any lien, encumbrance, exception or other matter that is a Permitted Exception, that has been waived or deemed to have been waived by Purchaser. If, on or prior to the expiration of the Feasibility Period, Purchaser has not exercised its right to cancel this Purchase Contract, then Purchaser shall be deemed to have accepted the title to the Property and shall have no further right to cancel this Purchase Contract unless new exceptions to or defects in title shall appear thereafter and on or prior to the Closing Date.
5.9 Purchaser at Purchaser's sole cost and expense, promptly shall cause to be prepared a survey for the Property ("Survey") to be delivered to Purchaser and Seller within the Feasibility Period. The Survey (i) shall be prepared in accordance with and shall comply with the minimum requirements of the ALTA; (ii) shall be in a form, and shall be certified as of a date satisfactory to Title Insurer to enable Title Insurer to delete standard survey exceptions from the title insurance policy to be issued pursuant to the Title Commitments, except for any Permitted Exceptions; (iii) shall specifically show all improvements, recorded easements to the extent locatable, set back lines, and such other matters shown as exceptions by the Title Commitments; (iv) shall specifically show the right of way for all adjacent public streets; (v) shall specifically disclose whether (and, if so, what part of) any of the Property is in an area designated as requiring flood insurance under applicable federal laws regulating lenders;
     (vi) shall contain a perimeter legal description of the Property which may be used in the special warranty deed; (vii) shall be certified to Purchaser, Purchaser's lender, and Title Insurer as being true and correct; and (viii) shall certify that the legal description set forth therein describes the same, and comprises all of, the real estate comprising the Property to be purchased by Purchaser pursuant to the terms of this Purchase Contract. In the event the perimeter legal description of the Property contained in the Survey differs from that contained in the deed or deeds by which Seller took title to the Property, the latter description shall be used in the special warranty deed delivered to Purchaser at Closing, and the Survey legal shall be used in a quitclaim deed to the Property which also shall be delivered to Purchaser at Closing.
5.9.1 Should such Survey disclose conditions that are unacceptable to Purchaser, in its sole discretion, Purchaser shall have the right to object thereto within the Feasibility Period in accordance with the procedures set forth in ARTICLE 4 above.
5.9.2 Purchaser agrees to make payment in full of all costs of obtaining Surveys required by this Purchase Contract on or before Closing or termination of this Purchase Contract.

                                   ARTICLE 6
                                    CLOSING

6.1  DATES, PLACES OF CLOSING, PRORATIONS, AND DELINQUENT RENT.
6.1.1 The Closing shall take place on or before fifteen (15) calendar days following the termination of the Feasibility Period in the offices of Purchaser's lender, if in the jurisdiction of the Land, or at such other place as the parties shall mutually agree upon at a time mutually agreed upon on the Closing Date. If requested by Seller, Purchaser shall agree to conduct closing through a pre-closing, an escrow or other arrangement reasonably requested by Seller, whereby the Seller and its attorneys need not be physically present at the Closing and may deliver documents by overnight air courier or other means.
6.1.2. All normal and customarily proratable items, including, without limitation, Rents (as defined below), operating expenses, personal property taxes, other operating expenses and fees, shall be prorated as of the Closing Date, Seller being charged and credited for all of same attributable to the period up to the Closing Date (and credited for any amounts paid by Seller attributable to the period on or after the Closing
     Date) and Purchaser being responsible for, and credited or charged, as the case may be, for all of same attributable to the period on and after the Closing Date. All unapplied deposits under Tenant leases, if any, shall be transferred by Seller to Purchaser at the Closing. Any real estate ad valorem or similar taxes for the Property, or any installment of assessments payable in installments which installment is payable in the year of Closing, shall be prorated to the date of Closing, based upon actual days involved. The proration of real property taxes or installments of assessments shall be based upon the assessed valuation and tax rate figures for the year in which the Closing occurs to the extent the same are available; provided, that in the event that actual figures (whether for the assessed value of the Property or for the tax rate) for the year of Closing are not available at the Closing Date, the proration shall be made using figures from the preceding year. The proration shall be final and unadjustable except as provided in the following paragraph. For purposes of this Section 6.1.2. and Section 6.1.3. and 6.1.4. the terms "Rent" and "Rents" shall include, without limitation, base rents, additional rents, percentage rents and common area maintenance charges. The provisions of this Section 6.1.2. shall apply during the Proration Period (as defined below).
6.1.3. If any of the items subject to proration hereunder cannot be prorated at the Closing because the information necessary to compute such proration is unavailable, or if any errors or omissions in computing prorations at the Closing are discovered subsequent to the Closing, then such item shall be reapportioned and such errors and omissions corrected as soon as practicable after the Closing Date and the proper party reimbursed, which obligation shall survive the Closing for a period (the "Proration Period") from the Closing Date until one (1) year after the Closing Date. Neither party hereto shall have the right to require a recomputation of a Closing proration or a correction of an error or omission in a Closing proration unless within the Proration Period one of the parties hereto (i) has obtained the previously unavailable information or has discovered the error or omission, and (ii) has given Notice thereof to the other party together with a copy of its good faith recomputation of the proration and copies of all substantiating information used in such recomputation. The failure of a party to obtain any previously unavailable information or discover an error or omission with respect to an item subject to proration hereunder and to give Notice thereof as provided above within the Proration Period shall be deemed a waiver of its right to cause a recomputation or a correction of an error or omission with respect to such item after the Closing Date. Any Rents that have accrued, but have not yet been paid shall be prorated in accordance with estimates based upon the prior years' information (or reasonable estimates of Seller if no such prior years' information is available), and shall be subsequently readjusted and reapportioned upon receipt. Purchaser and Seller shall adjust at Closing all rents that have accrued, but are not yet due and payable, at Closing. Seller shall pay Purchaser Rents attributable to the period of time after Closing, if received by Seller. Seller shall pay for its own legal fees and the grantor's tax in connection with the recordation of the Deed. Purchaser shall pay for the Survey, the Title Commitment and the Title Insurance Policies, for its own legal fees and for all recording taxes and fees (other than the grantor's tax) in connection with the recordation of the Deed and any deed of trust.
6.1.4. If on the Closing Date any Tenant is in arrears in any Rent payment under any Tenant lease (the "Delinquent Rent"), any Delinquent Rent received by Purchaser and/or Seller from such Tenant after the Closing shall be applied to amounts due and payable by such Tenant during the following periods in the following order of priority: (i) first, to the period of time before the Closing Date, and (ii) second, to the period of time after the Closing Date. Purchaser shall have no obligation to enforce the collection of Delinquent Rents that are due and payable for the period prior to Closing. If Delinquent Rent or any portion thereof received by Seller or Purchaser after the Closing are due and payable to the other party by reason of this allocation, the appropriate sum, less a proportionate share of any reasonable attorneys' fees and costs and expenses expended in connection with the collection thereof, shall be promptly paid to the other party. After the Closing, Seller shall continue to have the right, but not the obligation, in its own name, to demand payment of and to collect Delinquent Rent owed to Seller by any Tenant, which right shall include, without limitation, the right to continue or commence legal actions or proceedings against any Tenant (provided, that Seller shall not commence any legal actions or proceedings against any Tenant which continues as a Tenant at the Property after Closing without the prior consent of Purchaser, which will not be unreasonably withheld or delayed), and the delivery of the Assignment as defined in Section 6.2.1.3 shall not constitute a waiver by Seller of such right. Purchaser agrees to cooperate with Seller at no cost or liability to Purchaser in connection with all efforts by Seller to collect such Delinquent Rent and to take all steps, whether before or after the Closing Date, as may be necessary to carry out the intention of the foregoing; provided, however, that Purchaser's obligation to cooperate with Seller pursuant to this sentence shall not obligate Purchaser to terminate any Tenant lease with an existing Tenant or evict any existing Tenant from the Property. The provisions of this Section 6.1.4. shall apply during the Proration Period.
6.2  ITEMS TO BE DELIVERED PRIOR TO OR AT CLOSING.
6.2.1 SELLER. At Closing, Seller shall deliver to Purchaser, each of the following items, as applicable:
6.2.1.1Special warranty or equivalent deed in the form attached as Exhibit
       6.2.1.1 to DEG of Virginia, LLC. The acceptance of the deed at Closing, shall be deemed to be full performance of, and discharge of, every agreement and obligation on Seller's part to be performed under this Purchase Contract, except for those that this Purchase Contract specifically provides shall survive Closing.
6.2.1.2A Bill of Sale with special warranty in the form attached as Exhibit
       6.2.1.2 covering Fixtures and Tangible Personal Property required to be transferred to Purchaser with respect to such Property. Purchaser shall countersign the same so as to effect an assumption by Purchaser, including, without limitation, of Seller's obligations thereunder. The Bill of Sale shall provide, among other things, that Seller is the lawful owner of the Fixtures and Tangible Personal Property, that such property is free from all encumbrances, and that Seller has good right to sell and transfer the same to Purchaser.
6.2.1.3An Assignment (to the extent assignable and in force and effect) in the form attached as Exhibit 6.2.1.3 of all of Seller's right, title and interest in and to all Property Contracts, Commercial Leases, Permits (other than Excluded Permits) and the Miscellaneous Property Assets, subject to any required consents. Purchaser shall countersign the same so as to effect an assumption by Purchaser, including, without limitation, of Seller's obligations thereunder. The Assignment shall include, among other things, an indemnification by Purchaser to Seller covering any claims attributable to the assigned rights and interests that arise after Closing and relate to the period of time after the Closing, and an indemnification from Seller to Purchaser covering any claims attributable to the assigned rights and interests that arise after Closing and relate to the period of time prior to Closing.
6.2.1.4A closing statement executed by Seller.
6.2.1.5A vendor's affidavit or at Seller's option an indemnity, as applicable, in the customary form reasonably acceptable to Seller to enable Title Insurer to delete the standard exceptions, (other than matters constituting any Permitted Exceptions to the title insurance policy set forth in this Purchase Contract and matters which are to be completed or performed post-Closing) to be issued pursuant to the Title Commitments; provided that such affidavit does not subject Seller to any greater liability, or impose any additional obligations, other than as set forth in this Purchase Contract; and
6.2.1.6A certification of Seller's non-foreign status pursuant to Section 1445 of the Internal Revenue Code of 1986, as amended.
6.2.1.7Except for the items expressly listed above to be delivered at Closing, delivery of any other required items shall be deemed made by Seller to Purchaser, if Seller leaves such documents at the Property in their customary place of storage or in the custody of Purchaser's representatives.
6.2.1.8The original of the Commercial Lease.
6.2.1.9The original of all Property Contracts.
6.2.1.10 True, correct and complete copies of all warranties, if any, in Seller's possession, of manufacturers, suppliers and installers related to the Improvement and the Fixtures and Tangible Personal Property, or any part hereof.
6.2.1.11 A tenant estoppel certificate for the Commercial Lease executed by Tenant in the form attached as Exhibit 6.2.1.11.
6.2.1.12 Proof of legal existence and good standing of Seller in the State of its formation; resolutions or other authorizations or approvals as may be required to authorize the transactions contemplated hereby and the execution and delivery of the documents necessary to effectuate the Closing by the persons executing such documents, and such other evidence as the Title Company shall reasonably require in order to issue the owner's policy of title insurance pursuant to the Title Commitment.
6.2.1.13 Keys to all locks on the Property (to the extent in Seller's possession).
6.2.1.14  Certificate that Seller's representations and warranties set forth in
       Section 7.1 of this Purchase Contract are true and correct as of the Closing Date.
6.2.1.15  A form 1099B to be prepared by the Title Company.
6.2.1.16  A form Virginia R-5 or R-5E.
6.2.1.17 Tenant notification letter dated as of the Closing Date notifying the Tenant that the Property has been sold to Purchaser and directing the Tenant to pay the rentals to Purchaser (or Purchaser's designated agent).
6.2.1.18 Certificate of insurance required to be furnished by the Tenant under the Commercial Lease to the extent furnished by such Tenant.
6.2.1.19 If obtained by Seller, a signed acknowledgment from Harvey Lindsay Commercial Real Estate and Goodman Segar Hogan Hoffler stating that they have delivered a broker lien waiver to Escrow Agent that will be released after Seller's payment of the commission due them upon Closing. Seller shall have until the twenty-first (21st) day of the Feasibility Period (or next preceding Business Day if such 21st day is not a Business day) by which to obtain and provide the Purchaser a copy of the broker release delivered into escrow. Seller's failure to obtain such release shall not constitute a default of Seller hereunder.
6.2.2 PURCHASER. At Closing, Purchaser shall deliver to Seller the following items with respect to each Property being conveyed or transferred by merger at such Closing:
6.2.2.1The full Purchase Price as required by ARTICLE 3 hereof plus or minus the adjustments or prorations required by this Purchase Contract. If at Closing there are any liens or encumbrances on the Property that Seller is obligated or elects to pay and discharge, Seller may use any portion of the Purchase Price for the Property(s) to satisfy the same, provided that Seller shall have delivered to Purchaser, or to Purchaser's designee, on such Closing instruments in recordable form sufficient to satisfy such liens and encumbrances of record (or, as to any mortgages or deeds of trust, appropriate payoff letters, acceptable to the Title Insurer), together with the cost of recording or filing such instruments. Purchaser, if request is made within a reasonable time prior to Closing, agrees to provide at Closing separate certified or cashier's checks as requested, aggregating not more than the amount of the balance of the portion of Purchase Price, to facilitate the satisfaction of any such liens or encumbrances. The existence of any such liens or encumbrances shall not be deemed objections to title if Seller shall comply with the foregoing requirements.
6.2.2.2A closing statement executed by Purchaser.
6.2.2.3A countersigned counterpart of the Bill of Sale in the form attached as
       Exhibit 6.2.1.2.
6.2.1.2.  A form Virginia R-5 or R5E.
6.2.2.4A countersigned counterpart of the Assignment in the form attached as
       Exhibit 6.2.1.3.
6.2.2.5Such other instruments, documents or certificates as are required to be delivered by Purchaser to Seller in accordance with any of the other provisions of this Purchase Contract.

                                   ARTICLE 7
       REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AND PURCHASER

7.1  REPRESENTATIONS AND WARRANTIES OF SELLER.
7.1.1 For the purpose of inducing Purchaser to enter into this Purchase Contract and to consummate the sale and purchase of the Property in accordance herewith, Seller represents and warrants to Purchaser the following as of the Effective Date and as of the Closing Date:
7.1.1.1Seller identified in the Recitals is lawfully and duly organized, and in good standing under the laws of the state of its formation set forth in the initial paragraph of this Purchase Contract; and has or at Closing shall have the power and authority to sell and convey the Property and to execute the documents to be executed by Seller and prior to Closing will have taken as applicable, all corporate, partnership, limited liability company or equivalent entity actions required for the execution and delivery of this Purchase Contract, and the consummation of the transactions contemplated by this Purchase Contract. The compliance with or fulfillment of the terms and conditions hereof will not conflict with, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, any Purchase Contract to which Seller is a party or by which Seller or any Subsidiary Owner is otherwise bound. Seller has not made any other Purchase Contract for the sale of, or given any other person the right to purchase, all or any part of any of the Property applicable to the foregoing representation;
7.1.1.2Seller owns insurable, fee title to the Property, including all real property contained therein required to be sold to Purchaser, subject only to the Permitted Exceptions;
7.1.1.3There are no adverse or other parties in possession of the Property, except for occupants, guests and tenants under the Commercial Leases or otherwise as set forth in Exhibit 7.1.1.3 .
7.1.1.4The joinder of no person or entity other than Seller is necessary to convey the Property, fully and completely to Purchaser at Closing, or to fulfill Seller's obligations and Seller has all necessary right and authority to convey and assign to Purchaser all contract rights and warranties required to be conveyed and assigned to Purchaser hereunder;
7.1.1.5Purchaser has no duty to collect withholding taxes for Seller pursuant to the Foreign Investors Real Property Tax Act of 1980, as amended; 7.1.1.6To Seller's knowledge, there are no actions, proceedings, litigation or governmental investigations or condemnation actions either pending or threatened against the Property, as applicable;
7.1.1.7Seller has no knowledge of any claims for labor performed, materials furnished or services rendered in connection with constructing, improving or repairing any of the Property, as applicable, caused by Seller and which remain unpaid beyond the date for which payment was due and in respect of which liens may or could be filed against any of the Property, as applicable;
7.1.1.8Seller holds all rights as Landlord under the Commercial Lease and has not assigned any interest in the rents generated thereby to any person (except conditional or collateral assignment, if any, which shall have been terminated at or before Closing); there have been no defaults by the Tenant under the Commercial Lease or Seller, as landlord, as if the Closing Date; the Commercial Lease is in full force and effect as of the Closing Date; the Tenant under the Commercial Lease is making payments of rent without any deductions or offsets; there are no other agreements with the Tenant for offsets that have not been disclosed to Purchaser as of the Closing Date; there are no leasing or other commissions due, nor will they become due, in connection with the Commercial Lease, any renewal or extension thereof; and Seller has paid, or will pay at or prior to Closing, all Tenant improvement allowances or other amounts owed to the Tenant under the Commercial Lease.
7.1.1.9   Seller has good title to the Fixtures and Tangible Personal Property.
7.1.2 Except for the representations and warranties expressly set forth above in Subsection 7.1.2, the Property is expressly purchased and sold "AS IS," "WHERE IS," and "WITH ALL FAULTS." The Purchase Price and the terms and conditions set forth herein are the result of arm's-length bargaining between entities familiar with transactions of this kind, and said price, terms and conditions reflect the fact that Purchaser shall have the benefit of, and is relying upon, no statements, representations or warranties, express or implied, made by or enforceable directly against Seller, except as otherwise expressly set forth above, including, without limitation, any relating to the value of the Property, the physical or environmental condition of the Property, the state, federal, county or local law, ordinance, order, permit or suitability, compliance or lack of compliance of the Property with any regulation, or any other attribute or matter of or relating to the Property (other than any covenants of title contained in the deeds conveying the Property and the representations set forth above). Purchaser represents and warrants that as of the date hereof and as of the Closing Date, it has and shall have reviewed and conducted such independent analyses, studies, reports, investigations and inspections as it deems appropriate in connection with the Property. If Seller provides or has provided any documents, opinions or work product of consultants, surveyors, architects, engineers, title companies, governmental authorities or any other person or entity with respect to the Property, Purchaser and Seller agree that Seller has done so or shall do so only for the convenience of both parties, Purchaser shall not rely thereon and the reliance by Purchaser upon any such documents, opinions or work product shall not create or give rise to any liability of or against Seller, any Subsidiary Owner, Seller's partners or affiliates or any of their respective partners, officers, directors, participants, employees, contractors, attorneys, consultants, representatives, agents, successors, assigns or predecessors-in-interest. Purchaser shall rely only upon any title insurance obtained by Purchaser with respect to title to the Property. Prior to Closing, Seller shall have the right, but not the obligation, to enforce its rights against any and all Property occupants, guests or tenants.
7.1.3     Seller and Purchaser agree that those representations contained in
     Section 7.1 shall survive Closing for a period of One (1) year (that is, any proceeding based on the breach of a representation contained in Section
     7.1 that survives Closing must be commenced within One (1) year subsequent to the date of such representation).
7.1.4 Representations and warranties above made to the knowledge of Seller shall not be deemed to imply any duty of inquiry.
7.2  REPRESENTATIONS AND WARRANTIES OF PURCHASER
7.2.1 For the purpose of inducing Seller to enter into this Purchase Contract and to consummate the sale and purchase of the Property in accordance herewith, Purchaser represents and warrants to Seller the following as of the Effective Date and as of the Closing Date:
7.2.2 With respect to Purchaser and its business, Purchaser represents and warrants, in particular, that:
7.2.2.1DEG of Virginia, LLC is a limited liability company duly organized, validly existing and in good standing under the laws of Virginia. 7.2.2.2Purchaser, acting through any of its or their duly empowered and authorized officers or members, has all necessary power and authority to own and use its properties and to transact the business in which it is engaged, and has full power and authority to enter into this Purchase Contract, to execute and deliver the documents and instruments required of Purchaser herein, and to perform its obligations hereunder; and no consent of any of Purchaser's officers or members are required to so empower or authorize Purchaser.
7.2.2.3No pending or, to the knowledge of Purchaser, threatened litigation exists which if determined adversely would restrain the consummation of the transactions contemplated by this Purchase Contract or would declare illegal, invalid or non-binding any of Purchaser's obligations or covenants to Seller.
7.2.2.4Purchaser is duly authorized to execute and deliver, acting through its duly empowered and authorized officers and members, respectively, and perform this Purchase Contract and all documents and instruments and transactions contemplated hereby or incidental hereto, and such execution, delivery and performance by Purchaser does not (i) violate any of the provisions of their respective certificates of incorporation or bylaws, (ii) violate any provision of any law, governmental rule or regulation currently in effect, (iii) violate any judgment, decree, writ, injunction, award, determination or order currently in effect that names or is specifically directed at Purchaser or its property, and (iv) require the consent, approval, order or authorization of, or any filing with or notice to, any court or other governmental authority.
7.2.2.5The joinder of no person or entity other than Purchaser is necessary to consummate the transactions to be performed by Purchaser and Purchaser has all necessary right and authority to perform such acts as are required and contemplated by this Purchase Contract.
7.2.3 Except for the Broker (as defined in Section 9.1 hereof), Purchaser has not dealt with any other broker, finder or any other person, in connection with the purchase of or the negotiation of the purchase of the Property that might give rise to any claim for commission against Seller or lien or claim against the Property.

                                   ARTICLE 8
                        CONDITIONS PRECEDENT TO CLOSING

8.1 Without limiting any rights of Purchaser elsewhere provided in this Purchase Contract, Purchaser's obligation to close under this Purchase Contract, shall be subject to and conditioned upon the fulfillment of each and all of the following conditions precedent:
8.1.1 All of the documents required to be delivered by Seller to Purchaser at each Closing pursuant to the terms and conditions hereof shall have been delivered and shall be in form and substance reasonably satisfactory to Purchaser;
8.1.2 Each of the representations and warranties of Seller contained herein shall be true in all material respects as of the Closing Date;
8.1.3 Seller shall have complied with, fulfilled and performed in all material respects each of the covenants, terms and conditions to be complied with, fulfilled or performed by Seller hereunder;
8.1.4 Notwithstanding anything to the contrary, there are no other conditions on Purchaser's obligation to Close except as expressly set forth above;
8.1.5 This Purchase Contract shall not have been terminated in accordance with any of its terms;
8.1.6 The condition of the Improvements shall not have changed from the condition thereof as of the Effective Date of this Purchase Contract, normal wear and tear accepted; and
8.1.7     Title of the Property will be as required by Section 5.2 hereof.
8.1.8 On or before the twenty-first (21st) day of the Feasibility Period, the broker release shall have been deposited into escrow and a copy thereof provided to Purchaser.
8.2 Without limiting any of the rights of Seller elsewhere provided for in this Purchase Contract, Seller's obligation to close under this Purchase Contract shall be subject to and conditioned upon the fulfillment of each and all of the following conditions precedent:
8.2.1 Purchaser's representations and warranties set forth in this Purchase Contract shall have been true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date and as of the Effective Date as though such representations and warranties were made at and as of such date and time.
8.2.2 Purchaser shall have fully performed and complied with all covenants, conditions, and other obligations in this Purchase Contract to be performed or complied with by it at or prior to Closing including, without limitation, payment in full of the Purchase Price.
8.2.3 There shall not be pending or, to the knowledge of either Purchaser or Seller, any litigation or threatened litigation which, if determined adversely, would restrain the consummation of any of the transactions contemplated by this Purchase Contract or declare illegal, invalid or nonbinding any of the covenants or obligations of the Purchaser.
8.2.4 Seller shall have received from Creative Office Environment an unconditional waiver of its right of first refusal to purchase the Property.
                                   ARTICLE 9
                                   BROKERAGE

9.0 Seller represents and warrants to Purchaser that it has dealt only with Pinnacle Realty ("Broker") in connection with this Purchase Contract. Seller and Purchaser each represents and warrants to the other that other than Pinnacle Realty, it has not dealt with or utilized the services of any other real estate broker, sales person or finder in connection with this Purchase Contract, and each party agrees to indemnify the other party from and against all claims for brokerage commissions and finder's fees arising from or attributable to the acts of omissions of the indemnifying party.

9.1 Seller agrees to pay Broker a commission according to the terms of a separate agreement. Broker shall not be deemed a party or third party beneficiary of this Purchase Contract. Seller also agrees to pay Harvey Lindsay Commercial Real Estate and Goodman Segar Hogan Hoffler a commission, not to exceed four percent (4%) of the Purchase Price, in exchange for a broker lien waiver according to the terms of a separate agreement.
9.2 Broker assumes no responsibility for the condition of the Property or representation for the performance of this Purchase Contract by the Seller or Purchaser.
                                   ARTICLE 10
                                   POSSESSION

10.1 Possession of the Property subject to the Permitted Exceptions shall be delivered to Purchaser at the Closing, subject to Purchaser's right of entry for inspection as set forth in ARTICLE 4.

                                   ARTICLE 11
                             DEFAULTS AND REMEDIES

11.1 In the Event Purchaser terminates this Purchase Contract following the Feasibility Period for any reason other than Seller's inability to convey title as required by this Purchase Contract, or due to Seller's failure to comply with Seller's obligations under this Purchase Contract, or if Purchaser defaults hereunder prior to the Closing Date and consummation of the Closing does not occur by reason of such termination or default by Purchaser, Seller and Purchaser agree that it would be impractical and extremely difficult to estimate the damages which Seller may suffer. Therefore, Seller and Purchaser hereby agree that, except for the Purchaser's obligations to Seller under Section 4.3, the reasonable estimate of the total net detriment that Seller would suffer in the event that Purchaser terminates this Purchase Contract or defaults hereunder prior to the Closing Date is and shall be, as Seller's sole remedy (whether at law or in equity), the right to receive from the Escrow Agent and retain the full amount of the Deposit. The payment and performance of the above as liquidated damages is not intended as a forfeiture or penalty within the meaning of applicable law and is intended to settle all issues and questions about the amount of damages suffered by Seller in the applicable event, except only for damages under Section 4.3 above, irrespective of the time when the inquiry about such damages may take place. Upon any such failure by Purchaser hereunder, this Purchase Contract shall be terminated, and neither party shall have any further rights or obligations hereunder, each to the other, except for the Purchaser's obligations to Seller under
     Section 4.3 above, and the right of Seller to collect such liquidated damages to the extent not theretofore paid by Purchaser.
11.2 Provided that Purchaser has not terminated this Purchase Contract and is not otherwise in default hereunder, if the Closing does not occur as a result of Seller's default hereunder, Purchaser's sole remedy shall be to elect to terminate this Purchase Contract and receive reimbursement of the Deposit (or so much thereof as has been received by Escrow Agent) or to seek specific performance of this Purchase Contract. If Purchaser elects to terminate this Purchase Contract as a result of Seller's default hereunder, in addition to the Deposit, Seller shall be required to reimburse Purchaser for all documented out-of-pocket expenses incurred by Purchaser in connection with the tests and studies performed by Purchaser, its agents and contractors during the Feasibility Period.
11.3 Provided that Purchaser has not terminated this Purchase Contract and is not otherwise in default hereunder, if the Closing does not occur as a result of Seller's inability to have the broker release deposited into escrow, as required by Section 8.1.8, Purchaser's sole remedy shall be to elect to terminate this Purchase Contract and receive reimbursement of the Deposit, and Seller shall not be required to reimburse Purchaser for any out-of-pocket expenses.
                                   ARTICLE 12
                            RISK OF LOSS OR CASUALTY

12.1 The risk of loss or damage to the Property by fire or other casualty until the deed of conveyance is recorded is assumed by the Seller. Purchaser shall have the right to terminate the Purchase Contract if a casualty occurs and Purchaser is not satisfied that the insurance proceeds are sufficient to effect restoration and repairs of the Property after closing, or the Commercial Lease is or will be terminated due to a fire or other casualty. If Purchaser elects to close, Seller shall assign all loss proceeds to Purchaser without a deduction in the Purchase Price except as may otherwise be agreed to by the parties.

                                   ARTICLE 13
                                  RATIFICATION

13.1 This Purchase Contract shall be null and void unless fully ratified by Purchaser and Seller on or before _____ day of ______, 1999.

                                   ARTICLE 14
                                 EMINENT DOMAIN

14.1 In the event that at the time of Closing all or any part of the Property is (or has previously been) acquired, or is about to be acquired, by authority of any governmental agency in purchase in lieu thereof (or in the event that at such time there is any notice of any such acquisition by any such governmental agency), Purchaser shall have the right, at Purchaser's option, to terminate this Purchase Contract by giving written Notice within Fifteen (15) days of the occurrence of such event and recover the Deposit hereunder, or to settle in accordance with the terms of this Purchase Contract for the full Purchase Price and receive the full benefit or any condemnation award. It is expressly agreed between the parties hereto that this paragraph shall in no way apply to customary dedications for public purposes which may be necessary for the development of the Property.

                                   ARTICLE 15
                                 MISCELLANEOUS

15.1 EXHIBITS AND SCHEDULES
     All Exhibits and Schedules annexed hereto are a part of this Purchase Contract for all purposes.
15.2 ASSIGNABILITY
     This Purchase Contract is not assignable without first obtaining the prior written approval of the non-assigning party.
15.3 BINDING EFFECT
     This Purchase Contract shall be binding upon and inure to the benefit of Seller and Purchaser, and their respective successors, heirs and permitted assigns.
15.4 CAPTIONS
     The captions, headings, and arrangements used in this Purchase Contract are for convenience only and do not in any way affect, limit, amplify, or modify the terms and provisions hereof.
15.5 NUMBER AND GENDER OF WORDS
     Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate.
15.6 NOTICES
     All Notices, demands, requests and other communications required pursuant to the provisions of this Purchase Contract ("Notice") shall be in writing and shall be deemed to have been properly given or served for all purposes
     (i) if sent by Federal Express or the nationally recognized overnight carrier for next business day delivery, on the first business day following deposit of such Notice with such carrier, or (ii) if personally delivered, on the actual date of delivery or (iii) if sent by certified mail, return receipt requested postage prepaid, on the Fifth (5th) business day following the date of mailing addressed as follows:

                If to Seller:                   If to Purchaser:

                AIMCO                           Robert A. Orenstein
                1873 South Bellaire Street      Vice President
                17th Floor                      BKM Enterprises, Inc.
                Denver, CO  80222               300 East River Drive
                                                East Hartford, CT  06108

                and                             and

                Argent Real Estate
                Attention: David Marquette
                1401 Brickell Avenue, Suite 520
                Miami, FL  33131

                with a copy to:                 with a copy to:

                Richard A. Cohn, Esquire        John M. Mercer
                Bryan Cave LLP                  Williams Mullen Christian &
                700 Thirteenth Street, N.W.     Dobbins
                Washington, D.C. 20005-3960     Two James Center
                Bryan Cave LLP                  10121 East Cary Street
                ATTN: Steven Korenblat          P.O. Box 1320
                One Metropolitan Square         Richmond, Virginia  23218-1320
                211 North Broadway
                Suite 36000
                St. Louis, Missouri 63102-2750
                facsimile: (314) 259-2020

     Any of the parties may designate a change of address by Notice in writing to the other parties. Whenever in this Purchase Contract the giving of Notice by mail or otherwise is required, the giving of such Notice may be waived in writing by the person or persons entitled to receive such Notice.
15.7 GOVERNING LAW AND VENUE
     The laws of the State of Virginia shall govern the validity, construction, enforcement, and interpretation of this Purchase Contract, unless otherwise specified herein except for the conflict of laws provisions thereof. All claims, disputes and other matters in question arising out of or relating to this Purchase Contract, or the breach thereof, shall be decided by proceedings instituted and litigated in the United States District Court for the district in which the Property is situated, and the parties hereto expressly consent to the venue and jurisdiction of such court.
15.8 ENTIRETY AND AMENDMENTS
     This Purchase Contract embodies the entire Purchase Contract between the parties and supersedes all prior Purchase Contracts and understandings, if any, relating to the Property, and may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought.
15.9 SEVERABILITY
     If any of the provisions of this Purchase Contract is held to be illegal, invalid, or unenforceable under present or future laws, such provision shall be fully severable. The Purchase Contract shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Purchase Contract; and the remaining provisions of this Purchase Contract shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Purchase Contract. In lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Purchase Contract a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible to make such provision legal, valid, and enforceable.
15.10     MULTIPLE COUNTERPARTS
     This Purchase Contract may be executed in a number of identical counterparts. If so executed, each of such counterparts is to be deemed an original for all purposes and all such counterparts shall, collectively, constitute one Purchase Contract. In making proof of this Purchase Contract, it shall not be necessary to produce or account for more than one such counterparts.
15.11     FURTHER ACTS
     In addition to the acts and deeds recited herein and contemplated and performed, executed and/or delivered by Seller and Purchaser, Seller and Purchaser agree to perform, execute and/or deliver or cause to be performed, executed and/or delivered any and all such further acts, deeds, and assurances as may be necessary to consummate the transactions contemplated hereby.
15.12     CONSTRUCTION
     No provision of this Purchase Contract shall be construed in favor of, or against, any particular party by reason of any presumption with respect to the drafting of this Purchase Contract; both parties, being represented by counsel, having fully participated in the negotiation of this instrument.
15.13     CONFIDENTIALITY
     Purchaser shall not disclose the terms and conditions contained in this Purchase Contract, shall keep the same confidential, provided that Purchaser may disclose the terms and conditions of this Purchase Contract
     (i) as required by law, (ii) to consummate the terms of this Purchase Contract, or any financing relating thereto, or (iii) to Purchaser's or Seller's lenders, attorneys and accountants,. Any information provided by Seller to Purchaser under the terms of this Purchase Contract is for informational purposes only. In providing such information to Purchaser, Seller makes no representation or warranty, express, written, oral, statutory, or implied, and all such representations and warranties are hereby expressly excluded. Purchaser shall not in any way be entitled to rely upon the accuracy of such information. Such information is also confidential and Purchaser shall be prohibited from making such information public to any other person or entity other than its agents and legal representatives, without Seller's prior written authorization, which may be granted or denied in Seller's sole discretion.
15.14     TIME OF THE ESSENCE
     It is expressly agreed by the parties hereto that time is of the essence with respect to this Purchase Contract.
15.15     CUMULATIVE REMEDIES AND WAIVER
     Except as otherwise provided herein, no remedy herein conferred or reserved is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Purchase Contract or now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any default, omission, or failure of performance hereunder shall impair any right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. No waiver, amendment, release, or modification of this Purchase Contract shall be established by conduct, custom, or course of dealing.
15.16     LITIGATION EXPENSES
     In the event either party hereto commences litigation against the other to enforce its rights hereunder, the prevailing party in such litigation shall be entitled to recover from the other party its reasonable attorneys' fees and expenses incidental to such litigation.
15.17     TIME PERIODS
     Should the last day of a time period fall on a weekend or legal holiday, the next Business Day thereafter shall be considered the end of the time period.
15.18     EXCHANGE
At Seller's sole cost and expense, Seller may structure the sale of the Property to Purchaser as a Like Kind Exchange under Internal Revenue Code Section 1031 whereby Seller will acquire certain property (the "Like Kind Exchange Property") in conjunction with the sale of the Property (the "Like Kind Exchange"). Purchaser shall cooperate fully and promptly with Seller's conduct of the Like Kind Exchange, provided that all costs and expenses generated in connection with the Like Kind Exchange shall be borne solely by Seller, and Purchaser shall not be required to take title to or contract for the purchase of any other property. If Seller uses a qualified intermediary to effectuate the exchange, any assignment of the rights or obligations of Seller hereunder shall not relieve, release or absolve Seller of its obligations to Purchaser. In no event shall the Closing Date be delayed by the Like Kind Exchange. Seller shall indemnify and hold harmless Purchaser from and against any and all liability arising from and out of the Like Kind Exchange.

NOW WHEREFORE, the parties hereto have executed this Purchase Contract as of the date first set forth above.

Seller:   United Investors Income Properties II, a Missouri limited partnership
          By: United Investors Real Estate, Inc., a Delaware corporation

          Its: General Partner

By:                        [SEAL]
Printed:
Title:

Purchaser:     DEG of Virginia, LLC, a Virginia limited liability corporation

By:                        [SEAL]
Printed:
Title: